Exhibit 99.1 1201 S. Second Street Milwaukee, WI 53204 USA Fax: 414.382.5560
News Release

Contact	Matt Gonring Media Relations Rockwell Automation 414-382-5575	Tim Oliver Investor Relations Rockwell Automation 414-382-8510

Rockwell Automation To Commence Sale Process For
Mechanical And Motor Business

MILWAUKEE (June 20, 2006) – Rockwell Automation, Inc. (NYSE: ROK) today announced its plan to sell the company’s Dodge® mechanical and Reliance Electric™ motors and motor repair services businesses. These are leading producers of mechanical power transmission products and industrial motors, and are the principal businesses of the company’s Power Systems reporting segment. Rockwell Automation will retain the Reliance Electric and Reliance® branded drives and related parts and services as an integral part of its global drives and customer service businesses.

The Dodge and Reliance Electric businesses, headquartered in Greenville, South Carolina, contribute substantially all of the revenue generated by Power Systems. For fiscal year 2006, this segment is forecasted to generate about $1 billion in revenue and segment operating margins of around 15%.

Keith D. Nosbusch, Chairman and Chief Executive Officer of Rockwell Automation, said, “Power Systems is a great business with an outstanding management team, strong domain expertise, and leading market positions. It has contributed substantially to Rockwell Automation’s growth and success. In their areas of strength, the Dodge and Reliance Electric businesses are unbeatable. We believe that they will benefit from ownership dedicated to investing and globalizing to sustain their growth as the premier providers of power transmission and conversion solutions.”

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Joseph D. Swann, President of Rockwell Automation Power Systems, said, “We are enthusiastic about the road ahead, and remain intensely focused on serving our customers, both directly and with the support of our distribution partners. We are proud of what our team at Power Systems has accomplished, and look forward to the continued growth and evolution of our business.”

This transaction stems from Rockwell Automation’s ongoing efforts to enhance shareowner value. The company does not expect this transaction to change its priorities for cash deployment, but will create an even greater focus on power and integrated control and information solutions to meet customers’ business needs.

Rockwell Automation has retained Sagent Advisors Inc. to advise on the sale process.

The company will host a brief webcast today at 8:00 am CDT to discuss this announcement. Both the webcast and the replay of the live webcast may be accessed at the Rockwell Automation website (www.RockwellAutomation.com).

This news release contains statements (including certain projections and business trends) accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:

o	economic and political changes in global markets where we compete, such as currency exchange rates, inflation rates, interest rates, recession, local laws, regulations and policies of foreign governments and other external factors we cannot control;
o	successful development of advanced technologies, demand for and market acceptance of new and existing products;
o	general global and regional economic, business or industry conditions, including levels of capital spending in industrial markets;
o	the availability, effectiveness and security of our information technology systems;
o	competitive product and pricing pressures;
o	disruption of our operations due to natural disasters, acts of war, strikes, terrorism, or other causes;
o	intellectual property infringement claims by others and the ability to protect our intellectual property;
o	regulatory and legislative changes related to the reporting and funding of pension and health care obligations;
o	our ability to successfully address claims by taxing authorities in the various jurisdictions where we do business;
o	our ability to attract and retain qualified personnel;

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o	the uncertainties of litigation;
o	disruption of our North American distribution channel;
o	the availability and price of components and materials; and
o	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements reflect our beliefs as of the date of filing this release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help customers meet their manufacturing productivity objectives. The company brings together leading brands in industrial automation for Complete Automation solutions, including Allen-Bradley® controls and services, Dodge® mechanical power transmission products, Reliance® motors and drives, and Rockwell Software® factory management software. Headquartered in Milwaukee, Wisc., the company employs about 21,000 people serving customers in more than 80 countries.

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